UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14C INFORMATION

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

[x]           Preliminary Information Statement
[  ]           Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
[  ]           Definitive Information Statement

CN Dragon Corporation
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]           No fee required
[  ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid: N/A

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A
(2) Form, Schedule or Registration Statement No.: N/A
(3) Filing Party: CN Dragon Corporation
(4) Date Filed: N/A

CN Dragon Corporation
(fka, Wavelit, Inc.)

7216 Enterprise Drive, Las Vegas, Nevada 89147

October 28, 2009

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on September 2, 2009 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of CN Dragon Corporation, a Nevada corporation ("the Company"), that our Board of Directors and holders of a majority of our capital stock have given written consent as of September 2, 2009, to approve the following:

1.	To amend our articles of incorporation to effectuate a 1 for 100 Reverse Split of our issued and outstanding common stock.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Reverse Split as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about October 28, 2009.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Henry Liguori
Director

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CN Dragon Corporation
(fka, Wavelit, Inc.)

7216 Enterprise Drive, Las Vegas, Nevada 89147

INFORMATION STATEMENT
AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information

This Information Statement is being provided to the Shareholders of CN Dragon Corporation ("the Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

1.	To amend our articles of incorporation to effectuate a 1 for 100 Reverse Split of our issued and outstanding common stock.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

CN Dragon Corporation
7216 Enterprise Drive
 Las Vegas, Nevada 89147

Stockholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the amendment to articles to effectuate the Reverse Split must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock.  The Company's Articles of Incorporation do not authorize cumulative voting.

Outstanding Voting Stock of the Company

As of the Record Date, the Company had:  250,000,000 authorized shares of common stock, of which 170,469,940 were issued and outstanding and 375,000,000 authorized shares of preferred stock of which no shares were issued and outstanding.

The consenting stockholders voted in favor of the actions described by written consent, dated September 2, 2009.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

The elimination of the need for a special meeting of shareholders to approve the corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate actions as early as possible to accomplish the purposes of the company as hereafter described, the company decided to proceed with the corporate actions by obtaining the written consent of shareholders holding a majority of the voting power of the Company.

No Dissenters' Rights

Under the General Corporation Law of the State of Nevada, our shareholders are not entitled dissenter’s rights in connection with any action proposed in this Information Statement.

Effective Date of Stockholder Actions

The Reverse Split will become effective immediately upon the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada. A copy of the Articles of Amendment is attached hereto as Appendix A. The filings will be made at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

- PROPOSAL -

TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECTUATE A 1 FOR 100 REVERSE SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Reasons for the Reverse Split

In approving the Reverse Split, the Board considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Board also believes that most investment funds are reluctant to invest in lower priced stocks.

The Board proposed the Reverse Split as one method to attract investors and business opportunities in the Company. The Company believes that the Reverse Split may improve the price level of the Company's Common Stock and that this higher share price could help generate additional interest in the Company. Also, the Company may apply for listing of its Common Stock on one of the principal U.S. securities exchanges, such as AMEX or NASDAQ Capital Market, and if the Reverse Split results in a higher market price for the Company’s Common Stock, the Common Stock could satisfy the minimum price per share requirement for listing on any such exchange.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock is also based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Risks of the Reverse Split

Upon effectiveness of the Reverse Split, there can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers or that the market price of the post-split Common Stock will be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects, as well as other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of the Reverse Split.

Effects of the Reverse Split

General

Pursuant to the Reverse Split, each one hundred (100) shares of the Company's Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, will become one (1) share of the same class of the Company's Common Stock after consummation of the Reverse Split.

Effect on Authorized and Outstanding Shares

As of the Record Date, the Company had:  250,000,000 authorized shares of common stock, of which 170,469,940 were issued and outstanding and 375,000,000 authorized shares of preferred stock of which no shares were issued and outstanding.  The number of issued and outstanding shares of capital stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be reduced to a number that will be approximately equal to the number of shares of capital stock issued and outstanding, immediately prior to the effectiveness of the Reverse Split, divided by 100.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change, as a result of the Reverse Split.

The Reverse Split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Company's issued and outstanding capital stock. Subject to the provisions for elimination of fractional shares, the Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power (see "Fractional Shares" below).

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-split Common Stock will be issued to any stockholder in connection with the Reverse Split. Stockholders of record who would otherwise be entitled to receive a fractional share upon the effective date of the Reverse Split, will, upon surrender of their certificates representing shares of pre-split Common Stock, receive an additional share of common stock in consideration for such fractional share.

Effectiveness of the Reverse Split

The effective date of the Reverse Split will be the date of the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada. Commencing on the effective date, each certificate of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. As soon as practicable after the effective date, stockholders have the option, but not the requirement to, contact our Transfer Agent, Interstate Transfer Company, 6084 South 900 East Suite 101, Salt Lake City, UT 84121 (801) 281-9746, to arrange to surrender their certificates representing shares of pre-split Common Stock in exchange for certificates representing shares of post-split Common Stock (including shares issuable in consideration for any post-split fractional shares of Common Stock they hold). STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split will not generally result in a recognition of gain or loss to the stockholders. The value of the additional share received in lieu of fractional shares, however, might possibly result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the Common Stock received after the Reverse Split will be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the Common Stock received after the Reverse Split will include the holding period of the Common Stock held prior to the Reverse Split exchanged therefore. No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of September 2, 2009 by:

(i)	each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;

(ii)	each person intending to file a written consent to the Reverse Split;

(iii)           each of our directors; and

(iv)           all executive officers and directors as a group.

This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  As at September 2, 2009, there were 170,469,940 shares of our common stock issued and outstanding.

	Number Of	Percentage of
	Shares Beneficially	Outstanding
Name And Address	Owned	Shares

Henry Liguori (1)	0	0%

ATB Company (2)	15,000,000	8%

Chen, Hai Ying (3)	15,750,000	9%

Liang, Hui Yi (4)	15,750,000	9%

He, Wei Ying (5)	15,750,000	9%

Kong, Teck Fong (6)	15,750,000	9%

Lim, Chean Shen (7)	15,750,000	9%

Wong, Cheng Wai (8)	21,000,000	12%

Lian Yin Properties (9)	5,250,000	3%

All Officers and Directors as Group	0	0

Total	120,000,000	70%

(1)	7216 Enterprise Drive, Las Vegas, Nevada 89147

(2)	1713 Steamboat Drive, Henderson, NV 89014

(3)	Room 705, Block 32, Yayi Mansion, Agile Garden, Nancun Town, Panyu District, Guangzhou, China

(4)	Apt. E, 20/F, Block E, Yue Tao Xuan, Regal Riviera Garden, Yi Zhou Road, Haizhu District, Guangzhou 510310, China

(5)	Apt. 705, No. 4 Zhoumen West Street, Off Zhongshan Ba Lu, Liwan District, Guangzhou, China

(6)	30-2-3 Jamnah View, Jalan Buloh, Perindu, Off Jalan Damansara, 59000, Taman SA Malaysia

(7)	21, Jalan SS20/14, Damansara Utama, Petaling Jaya 47400, Selangor, Malaysia

(8)	Block 22, St. George’s Road #18-180, Singapore 321022

(9)	Suite 729, Sun Kompleks, Jalan Bukit, Bintang, 55100 Kuala Lumpur Malaysia

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.  None of our directors have informed us in writing that he intends to oppose any action to be taken by the Company.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Reverse Split.  Your consent to the Reverse Split is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                   For the Board of Directors of CN Dragon Corporation

                                   By:  /s/ Henry Liguori
                                   _________________________________
                                            Henry Liguori
 Director

Appendix A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:  CN Dragon Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE FOUR of the Articles of Incorporation is amended in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is Six Hundred and Twenty Five Million (625,000,000) which shall be divided into two classes:  (1) Common Stock in the amount of Two Hundred Fifty Million (250,000,000) shares having par value of $0.001 each; and (2) Preferred Stock in the amount of Three Hundred Seventy Five Million (375,000,000) shares having par value of $0.001 each.  Each one hundred (100) shares of Common Stock outstanding on the effective date of this Amendment to Articles of Incorporation shall be automatically converted into one (1) share of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock.  Holders of the corporation’s Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

All capital stock when issued shall be fully paid and nonassessable.  No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Greater than 50%.

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature (required)

/s/ Henry Liguori
_______________________________________
Signature of Officer